Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

STEM, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity (1)	Common stock, par value $0.0001 per share	—	—	—	—	—	—
	Equity (1)	Preferred Stock	—	—	—	—	—	—
	Other (1)	Warrants	—	—	—	—	—	—
	Other (1)	Rights	—	—	—	—	—	—
	Other (1)	Units	—	—	—	—	—	—
	Unallocated (Universal) Shelf (1)	—	457(o)	—	(3)	$200,000,000	0.00013810	$27,620.00
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A		N/A
		Total Offering Amounts			$200,000,000		$27,620.00
		Total Fees Previously Paid					—
		Total Fee Offsets					$27,620.00
		Net Fee Due					$0.00

(1) Represents securities that may be offered and sold from time to time in one or more offerings by Stem, Inc. (the “Registrant”).
(2) Such indeterminate number or amount of common stock, preferred stock, warrants to purchase any combination of the foregoing securities, rights, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $200,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.
(3) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(ii)(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Stem, Inc.	S-3	333-267275	September 2, 2022		$27,620.00(1)	Unallocated (Universal) Shelf	—	—	$600,000,000.00

Fee Offset Sources	Stem, Inc.	S-3	333-267275		September 2, 2022						$55,620.00

(1)
 Stem, Inc. previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on September 2, 2022 (File No. 333-267275) (the “Prior Registration Statement”), which registered up to $600,000,000 aggregate principal amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, rights, and units composed of one or more of the foregoing securities. In connection with the Prior Registration Statement, the Registrant paid a filing fee of $55,620.00, calculated in accordance with Rule 457(o) under the Securities Act. No securities were sold pursuant to the Prior Registration Statement, leaving $55,620.00 in previously paid fees available for future offset. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $27,620.00 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fees are due to be paid at this time.